Exhibit 99.2

         Subject to the provisions of the Merger Agreement, dated as of January 28, 2001 (the "Merger Agreement"), among Maxim Integrated Products, Inc. ("Parent"), MI Acquisition Sub, Inc. and Dallas Semiconductor Corporation (the "Company"), at the Effective Time under the Merger Agreement each share of common stock, par value $0.02 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, will be converted automatically into the right to receive that number of fully paid and nonassessable shares of common stock, par value $0.001 per share (the "Parent Common Stock"), of Parent equal to the Exchange Ratio. For purposes of the Merger Agreement, "Exchange Ratio" means the decimal equivalent (rounded to four decimal places) of the quotient obtained by dividing the Aggregate Parent Share Amount (as defined below) by the Fully Diluted Company Share Amount (as defined below). For purposes of the Merger Agreement, the "Fully Diluted Company Share Amount" means the number of shares of Company Common Stock calculated as of the close of business on the day immediately preceding the Effective Time pursuant to the Treasury Stock Method (assuming a 35% effective tax rate) as defined by GAAP (as defined in the Merger Agreement). For purposes of the Merger Agreement, the "Aggregate Parent Share Amount" means the following:

          (i) if the Average Closing Price (as defined below) of Parent Common Stock is equal to or greater than $61.00 per share, then the Aggregate Parent Share Amount is 40,000,000;

          (ii) if the Average Closing Price of Parent Common Stock is equal to or less than $52.00 per share, then the Aggregate Parent Share Amount is 42,000,000; and

          (iii) if the Average Closing Price of Parent Common Stock is greater than $52.00 per share but less than $61.00 per share, then the Aggregate Parent Share Amount is the sum of (x) 40,000,000 plus (y) the product obtained by multiplying 2,000,000 times the quotient obtained by dividing (1) $61.00 minus the Average Closing Price of Parent Common Stock by (2) $9.00.

          The "Average Closing Price" means the average closing price of Parent Common Stock (rounded to the nearest cent) on the NASDAQ National Market System for the 10 consecutive trading days ending on the trading day that is two trading days prior to the Effective Time.

          The following is an illustration of implied Exchange Ratios assuming an Average Closing Price of between $77 and $50. For each Average Closing Price an implied Exchange Ratio has been determined based on (i) the number of outstanding shares of Company Common Stock and options to purchase Company Common Stock as of January 25, 2001 and (ii) a calculation of the Fully Diluted Company Share Amount by reference to an implied price per share of Company Common Stock derived from the relevant Average Closing Price and the Exchange Ratio formula contained in the Merger Agreement.

          The number of outstanding shares of Company Common Stock and options to purchase shares of Company Common Stock are subject to change between January 25, 2001 and the Effective Time. In addition, the actual closing price of Company Common Stock on the last trading day before the Effective Time (which is the price that will be used to determine the Fully Diluted Company Share Amount using the treasury stock method) is likely to be different from the implied share price derived from the Average Closing Price of Parent Common Stock during the ten trading days ending on the trading day that is two trading days prior to the Effective Time (which is the trading period that will be used to determine the Average Closing Price under the Merger Agreement). As a result, the actual Exchange Ratio determined pursuant to the Merger Agreement is likely to vary from the implied Exchange Ratios set forth below.

          Exchange Ratio Table

       Maxim                  Implied
      Average                Exchange

   Closing Price               Ratio

---------------------     ----------------

 $          77.00             0.6114
            76.50             0.6116
            76.00             0.6118
            75.50             0.6119
            75.00             0.6121
            74.50             0.6122
            74.00             0.6124
            73.50             0.6125
            73.00             0.6127
            72.50             0.6129
            72.00             0.6131
            71.50             0.6132
            71.00             0.6134
            70.50             0.6136
            70.00             0.6137
            69.50             0.6139
            69.00             0.6141
            68.50             0.6143
            68.00             0.6145
            67.50             0.6147
            67.00             0.6149
            66.50             0.6151
            66.00             0.6153
            65.50             0.6155
            65.00             0.6157
            64.50             0.6159
            64.00             0.6161
            63.50             0.6163
            63.00             0.6165
            62.50             0.6167
            62.00             0.6169
            61.50             0.6172
            61.00             0.6174
            60.50             0.6193
            60.00             0.6211
            59.50             0.6230
            59.00             0.6249
            58.50             0.6268
            58.00             0.6287
            57.50             0.6306
            57.00             0.6325
            56.75             0.6334
            56.50             0.6344
            56.00             0.6363
            55.50             0.6382
            55.00             0.6401
            54.50             0.6420
            54.00             0.6439
            53.50             0.6459
            53.00             0.6478
            52.50             0.6497
            52.00             0.6517
            51.50             0.6520
            51.00             0.6523
            50.50             0.6527
            50.00             0.6530


          The matters discussed herein include forward looking statements that involve risks and uncertainties. Forward looking statements regarding the expected benefits of the transaction are subject to the following risks: that expected synergies will not be achieved, that the businesses will not be integrated successfully, that merger costs will be greater than expected, the inability to identify, develop, and achieve success for new products, services, and technologies, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, risk of entering new markets associated with Company's partners, including the risk of variations in quarterly operating results due to the timing of significant orders and other factors, significant current and expected additional competition and the need to continue to expand product distribution, and risk that the foregoing and other factors will not yield the expected accretion in the future. Further risks are detailed from time to time in Maxim's SEC reports, including the Form 10-K for its fiscal year ended June 24, 2000, and subsequent Form 10-Q and 8K filings and Dallas Semiconductor's SEC reports, including the Form 10-K for 1999, and subsequent Form 10-Q and 8K filings.